Exhibit 10.3

LEASE AGREEMENT

BY AND BETWEEN

CIVITAS EQUITY FUND I, LLC,
a California limited liability company

AS LANDLORD

and

CLOUDFLARE, INC.,
a Delaware corporation
AS TENANT
DATED March 21, 2022

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22.	Condemnation	25
23.	Assignment and Subletting	26
24.	Default	29
25.	Landlord's Remedies	31
26.	Landlord's Right to Perform Tenant's Obligations	33
27.	Attorneys' Fees	33
28.	Taxes	34
29.	Confidentiality	34
30.	Effect of Conveyance	34
31.	Tenant's Estoppel Certificate	34
32.	Subordination	35
33.	Environmental Covenants	36
34.	Notices	38
35.	Waiver	39
36.	Holding Over	39
37.	Successors and Assigns	39
38.	Time	39
39.	Brokers	40
40.	Limitation of Liability	40
41.	Financial Statements	40
42.	Rules and Regulations	41
43.	Mortgagee Protection	41
44.	Entire Agreement	41
45.	Interest	41
46.	Governing Law; Construction	42
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II

47.	Name of Building	42
48.	Jury Trial Waiver	42
49.	Recordation	42
50.	Force Majeure	43
51.	Acceptance	43
52.	Counterpart/Signatures	43
53.	Bike Storage	43
54.	Pets	43
55.	Renewal Option (with FMV Rent)	44

INDEX OF EXHIBITS

Exhibit
A	Diagram of the Premises
B	REMOVED
C	Commencement and Expiration Date Memorandum
D	Rules and Regulations
E	Form of Estoppel Certificate
F	Subordination, Non-Disturbance and Attornment Agreement

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III

INDEX OF DEFINED TERMS

Additional Rent	3	Landlord's Determination	45
Alteration	15	Landlord's Insureds	20
Alterations	15	Laws	12
Amortized Landlord Replacements	18	LC Amount	9
Appraisal Panel	45	Lease	1
ASA	45	Letter of Credit	9
Base Building Work	2	MAI	45
Base Insurance Expenses	4	Major Damage or Destruction	23
Base Rent	3	Mold Conditions	13
Base Taxes	4	Mold Prevention Practices	13
Base Year	4	Negotiation Period	45
Basic Lease Information	1	Option	44
Bike Storage Facility	43	Phase 2 Base Building Approvals	2
Building	1	Premises	1
Commencement Date	2	Prevailing Market Rate	46
Comparable Buildings	46	Private Restrictions	12
Comparison Leases	46	Project	1
Computation Year	4	Proportionate Share	6
Condemnation	25	Rent	6
Default	29	Rooftop Equipment	14
Delivery Date	2	Rules and Regulations	41
Electronic Payment	6	Second Outside Date	3
Environmental Laws	36	SNDA	35
Expiration Date	2	Successor Landlord	35
Extension Notice	44	Systems	5
Extension Term	9	Taxes	4
FDIC	3	Tenant Affiliate	26
First Outside Date	43	Tenant's Agents	12
Force Majeure	18	Tenant's Broker	vii
GAAP	36	Tenant's Determination	45
Hazardous Materials	41	Tenant's Property	20
Holder	3	Term	2
Insurance Expenses	40	Useful Life	18
Landlord Affiliates	12	Utilities	4
Landlord Parties	vii	Utilities Expenses	4
Landlord's Broker		Work Letter	2
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IV

LEASE AGREEMENT
BASIC LEASE INFORMATION

Lease Date:	5/31/2022
Landlord:	CIVITAS EQUITY FUND I, LLC, a California limited liability company
Landlord's Address:
Civitas Equity Fund I, LLC
c/o Dahlin Group
5865 Owens Drive
Pleasanton, California 94588
Attention: Tim Williams

All notices sent to Landlord under this Lease shall be sent to the above address, with copies to:

Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, California 94111
Attention: Kathleen Keeler Bryski, Esq.

Tenant:	Cloudflare, INC., a Delaware corporation
Tenant's Contact Person:	Michelle Zatlyn and Caroline Quick
Tenant's Address:	Cloudflare, Inc. 101 Townsend Street San Francisco, California 94107 Attention: Caroline Quick Phone: (650) 319-8930
Building Square Footage:
Approximately forty-three thousand five hundred nineteen (43,519) Interior Gross Area (the "IGA"), as measured consistent with the Building Owners and Managers Association (BOMA) Standard for the measurement of commercial office space (ANSIIBOMA Z65.1 2010)

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V

Premises Address:	101 Townsend Street San Francisco, California 94107
Premises or Project:	That certain property known as 101 Townsend Street, San Francisco, California, which includes approximately 12,662 square feet of land, which is improved with a four (4) story office building (with three (3) above ground levels and one lower level) located thereon (the "Building"), containing approximately 43,519 IGA. The Project includes the approximately 16-foot wide paved area adjacent to the Building.
Tenant's Proportionate Share of Project:	96.23%
Tenant's Proportionate Share of Building:	96.23%
Length of Term:	Sixty (60) months
Estimated Commencement Date:	11/1/2022
Estimated Expiration Date:	10/31/2027

Monthly Base Rent:	Months	Sq. Ft.	Annual Base Rate	Monthly Base Rent
	1 -12	41,879	X $60.41	=$210,825.87
	13-24	41,879	X $60.41	=$210,825.87
	25-36	41,879	X $60.41	=$210,825.87
	37-48	41,879	X $62.22	=$217,150,64
	49-60	41,879	X $64.09	=$223,665.16

Base Year	Calendar year 2022
Security Deposit	NONE
Permitted Use:	General office and any legally permitted uses ancillary thereto, including a networks operation center

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VI

Tenant Improvement Allowance:	None
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VII

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant as of the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement ("Basic Lease Information") shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Basic Lease Information, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the "Lease."

1.     DEMISE

In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, a portion of the Premises described in the Basic Lease Information (the "Premises"), which include a portion of the building described in the Basic Lease Information (the "Building") and a portion of the entire project described in the Basic Lease Information (the "Project"), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2.     PREMISES

The Premises has the address and contains the square footage specified in the Basic Lease Information; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. The location and dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference.

The Premises shall be leased by Tenant in "as-is" condition without any improvements or alterations provided by Landlord.

Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building upon at least 24 hours' prior notice to Tenant (except in case of emergency). In connection with any of the foregoing activities of Landlord, Landlord shall use reasonable efforts while conducting such activities to minimize any interference with Tenant's use of the Premises.

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No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

3.     TERM; TERMINATION RIGHT

(a) Term. The term of this Lease (the "Term") shall be for the period of months specified in the Basic Lease Information, commencing on November 1, 2022.

(b) REMOVED.

(c) Commencement Date Memorandum Landlord and Tenant shall execute a Lease Term Commencement Date Memorandum on November 1, 2022.

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4.     RENT

(a) Base Rent. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without abatement, offset, rebate, credit or deduction for any reason whatsoever, the monthly installments of rent specified in the Basic Lease Information (the "Base Rent").

(b) Additional Rent. As used in this Lease, the term "Additional Rent" shall mean all sums of money, other than Base Rent, that shall become due from and payable by Tenant pursuant to this Lease.

(i) During the Term, in addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent, in accordance with this Paragraph 4, (A) Tenant's Proportionate Share of the total dollar increase, if any, in Insurance Expenses attributable to each Computation Year over Base Insurance Expenses (as defined below), and (B) Tenant's Proportionate Share of the total dollar increase, if any, in Taxes attributable to each Computation Year over Base Taxes (as defined below).

(ii)     As used in this Lease, the following terms shall have the meanings specified:

(A) "Insurance Expenses" means the total costs and expenses paid or incurred by Landlord in connection with the obtaining of insurance on the Premises, the Building and/or the Project or any part thereof or interest therein, including, premiums for "all risk" fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its sole discretion. In the event any such insurance policies are maintained on a portfolio wide basis, then Landlord shall have the right to equitably allocate a portion of the costs of such policies to the Premises, the Building and/or the Project, as reasonably determined by Landlord. The foregoing shall not be deemed an agreement by

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Landlord to carry any particular insurance relating to the Premises, the Building, or the Project, except as provided in Section 14 below.

(B) "Utility Expenses" means the cost of all electricity, water, gas, sewers, oil, trash, telephone, telecommunications, and other utilities (collectively, "Utilities"), including any surcharges imposed, serving the Premises, the Building and the Project or any part thereof, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building or the Project or any part thereof, or upon Tenant's use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Project.

(C) "Taxes" means any and all real estate taxes and assessments, which may include any form of tax, assessment (including any special or general assessments and any assessments or charges for Utilities or similar purposes included within any tax bill for the Building or the Project or any part thereof, including, without limitation, entitlement fees, allocation unit fees and/or any similar fees or charges), fee, license fee, business license fee, levy, penalty (if a result of Tenant's delinquency), sales tax, rent tax, occupancy tax or other tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant, including, but not limited to: (1) any gross income or excise tax levied by any of the foregoing authorities, with respect to receipt of Rent and/or other sums due under this Lease; (2) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; and (4) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties. "Taxes" shall also include any legal and consultants' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes but not to exceed the savings resulting therefrom, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any taxes.

(D) "Base Year" shall mean the calendar year specified in the Basic Lease
Information, based on a 100% occupied and fully assessed Building.

(E) "Base Insurance Expenses" shall mean the amount of Insurance Expesnes for the Base Year.

(F) "Base Taxes" shall mean the amount of Taxes for the Base Year.

(G) "Computation Year" shall mean each twelve (12) consecutive month period commencing January 1 of each year during the Term following the Base Year, provided that Landlord, upon notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's

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Proportionate Share of Insurance Expenses over Base Insurance Expenses, and of Taxes over Base Taxes shall be equitably adjusted for the Computation Years involved in any such change.

(H) "Systems" shall mean the heating, ventilating, air conditioning, plumbing, sewer, drainage, electrical, fire protection, escalator, elevator, life safety and security systems and other mechanical, electrical and communications systems and equipment serving the Premises, the Building and/or the Project or any part thereof.

(c) Payment of Additional Rent.

(i) Approximately thirty (30) days prior to the end of the Base Year and each Computation Year or as soon thereafter as practicable, Landlord shall give to Tenant notice of Landlord's estimate ofthe total amounts that will be payable by Tenant under Paragraph 4(b) for the following Computation Year, and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord determines that the amounts payable under Paragraph 4(b) for the current Computation Year will vary from Landlord's estimate given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate. By April 1 of each calendar year following the initial Computation Year, Landlord shall, in good faith, endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior Computation Year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior Computation Year is less than the actual Additional Rent chargeable to Tenant for such prior Computation Year, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior Computation Year shall, at Landlord's option, be either credited towards the Additional Rent next due or returned to Tenant in a lump sum payment within ten (10) days after delivery of such statement. Tenant shall have the right, during Landlord's regular business hours and on reasonable prior notice, to inspect, at the location of Landlord's accounting records, Landlord's books and records regarding Additional Rent for the year to which the statement relates. The inspection of Landlord's books and records may be conducted by Tenant's employee or a reputable certified public accountant (i.e., a member of a reputable, independent, nationally or regionally recognized certified public accounting firm, who has experience reviewing financial operating records of office building landlords; provided that such accountant is not retained by Tenant on a contingency fee basis) and such audit or review is completed within five (5) business days. If such inspection reveals that the amount of Additional Rent billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the inspection, without interest at the interest rate set forth in Paragraph 45. All costs and expenses of the inspection shall be paid by Tenant unless the final undisputed determination is that Landlord overstated Additional Rent by more than five percent (5%) for the applicable year, in which case Landlord shall pay the actual and reasonable costs of the arbitration, not to exceed the amount of $5,000. Landlord shall maintain its accounting records of Additional Rent for at least three (3) years following the expiration or earlier termination of this Lease.

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(ii) Landlord's then-current annual operating budgets for Insurance and Taxes for the Building and the Project shall be used for purposes of calculating Tenant's monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of this Lease. Even though the Term has expired and Tenant has vacated the Premises, with respect to the year in which this Lease expires or terminates, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant's obligation to pay Additional Rent as herein provided or Landlord's obligation to reimburse for overpayment.

(iii) With respect to Insurance Expenses and Taxes for the Building and the Project, Tenant's "Proportionate Share" shall be Ninety six point two three percent (96.23%).

(d) General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 45 below, are referred to as the "Rent." The Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. Except as otherwise expressly set forth herein, any nonrecurring payments of Additional Rent are due within thirty (30) days following the issuance of an invoice by Landlord. Tenant shall make all payments of Base Rent and recurring payments of Additional Rent due pursuant to the terms of this Lease by means of a federal funds wire transfer or such other method of electronic funds transfer as may be required by Landlord in its sole and absolute discretion (the "Electronic Payment"). Prior to the Commencement Date, Tenant shall obtain from Landlord the proper bank ABA number, account number and designation of the account to which such Electronic Payment shall be made. Tenant shall promptly notify Landlord in writing of any additional information that will be required to establish and maintain Electronic Payment from Tenant's bank or financial institution. Landlord shall have the right, after at least fifteen (15) days' prior written notice to Tenant, to change the name of the depository for receipt of any Electronic Payment and to discontinue payment of any sum by Electronic Payment and require such payments to be made by check through a domestic branch of a United States financial institution payable to such person or place as Landlord may, from time to time, designate to Tenant in writing.

(e) Statements Binding. Every statement given by Landlord pursuant to subparagraph (c) of this Paragraph 4 shall be conclusive and binding upon Tenant unless (i) within one hundred twenty (120) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to binding arbitration within one hundred twenty (120) days after receipt of the statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay Additional Rent in accordance with Landlord's statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay

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Tenant the amount of Tenant's overpayment of Additional Rent resulting from compliance with Landlord's statement.

(f) Tax Protest. Notwithstanding the provisiOn of Paragraph 4(e) above, Tenant, at Tenant's sole cost and expense, shall have the right to seek a reduction in or otherwise contest any Taxes by action or proceeding against the entity with authority to assess or impose the same. Landlord shall not be required to join in any proceeding or action brought by Tenant; provided however, that Tenant shall be required to provide written notice to Landlord of any such proceeding that Tenant pursues and copies of all correspondence relating thereto. Tenant shall continue, during the pendency of such proceeding or action, to pay all Additional Rent owing hereunder. Tax refunds shall be credited against Taxes for the associated period and refunded to Tenant regardless of when received, based on the period to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such period exceed the total amount paid by Tenant for Taxes as Additional Rent under this Article 4 for such period. If Taxes for any period during the Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay its Proportionate Share of such increased Taxes.

5.     UTILITIES AND SERVICES

(a) In General. Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and Utilities to the Premises, including, but not limited to heating, ventilation and air conditioning, electricity, water, telephone, telecommunications, janitorial and security services.

(i) All Utilities to the Premises shall be separately metered at the Premises and shall be paid directly by Tenant to the applicable utility provider.

(ii) Landlord shall not provide janitorial services for the Premises. Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises, all in compliance with applicable Laws. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with Comparable Buildings.

(b) Energy Disclosure. When fully implemented, California Code of Regulations, Title 20, Section 1680 et seq. requires owners of non-residential buildings to provide EPA Energy Benchmark Reports when a building is sold, refinanced or leased in full. Tenant hereby gives its consent for the utility or utilities providing service to the Premises to disclose such information to Landlord and shall, within thirty (30) days after written request from Landlord, provide Tenant's electric usage information and data to Landlord or such further written consent for the utility or utilities providing service to Tenant to disclose such information to Landlord as may be required by the utilities, and shall reasonably assist with Landlord's compliance with those code sections or any similar, related or successor provision of Law.

(c) No Landlord Liability. Notwithstanding anything in this Lease to the contrary, Tenant acknowledges and agrees that Landlord shall not be liable, in any respect, for any injury or death of any person or any loss, injury or damage to property caused by or resulting from any

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variation, interruption, or failure of Utilities or any other services due to any cause whatsoever. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable in any respect for any injury or death of any person or any loss, damage or injury to the Premises or any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project.

(d) Disclosure.     Landlord makes no representation with respect to the adequacy or fitness of the air-conditioning or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant, other than normal fractional horsepower office equipment, or occupancy of the Premises by more than one person per 125 square feet; and (ii) Landlord shall have no liability for loss or damage in connection therewith. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of this Paragraph 5. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. Tenant shall not use water or heat or air conditioning in excess of that normally supplied by Landlord. Tenant's consumption of electricity shall not exceed the Building's capacity.

6. LATECHARGE

Notwithstanding any other proviSion of this Lease to the contrary, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord's designated agent within five (5) days after their due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment and shall not be construed as a penalty. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or stop Landlord from exercising any of the other rights and remedies granted under this Lease. Notwithstanding the foregoing, Landlord will not assess a late charge until Landlord has given written notice of such late payment for the first late payment in any twelve (12) month period and after Tenant has not cured such late payment within five (5) days from receipt of such notice. No other notices will be required during the following twelve (12) months for a late charge to be incurred.

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7.     SECURITY DEPOSIT
    REMOVED.

8.     POSSESSION

(a) Tenant's Right of Possession. Subject to Paragraph 8(b), Tenant shall be entitled to possession of the Premises upon commencement of the Term.

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9.     USE OF PREMISES

(a) Permitted Use. During the Term, subject to the terms of this Lease and subject to any emergencies, Tenant shall have the right to access the Premises 24 hours per day, 365 days per year. The use of the Premises by Tenant and Tenant's agents, advisors, employees, partners, shareholders, directors, customers, invitees and independent contractors, including, but not limited to Tenant's Contractors (as defined in the Work Letter) (collectively, the "Tenant Parties") shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose under local, state or federal law, for any purpose not permitted by Laws (as hereinafter defined), for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project or for any purpose or in any manner that would interfere with other residents' use or occupancy of the property in the vicinity of the Project. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant's Permitted Use or any other use or action by Tenant or Tenant Parties which increases Landlord's premiums or requires additional coverage by Landlord to insure the Premises. Tenant acknowledges receipt of the load specifications for the raised floor system for the Premises and agrees not to overload the floor(s) of the Building.

(b) Compliance with Governmental Regulations and Private Restrictions. Tenant and Tenant Parties shall, at Tenant's expense, faithfully observe and comply with (i) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders including, without limitation, the International Building Code, as each of the same may be amended from time to time (collectively, "Laws"), now in force or which may hereafter be in force pertaining to the Premises or Tenant's use of the Premises, the Building or the Project; (ii) all recorded covenants, conditions and restrictions affecting the Project ("Private Restrictions") now in force, provided that Landlord provides, upon Landlord's execution of this Lease, copies of the documents evidencing such Private Restrictions to Tenant; or which may hereafter be in force; and (iii) the Rules and Regulations (as defined in Paragraph 42 below). The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

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(c) Civil Code Section 1938 Disclosure. To Landlord's actual knowledge, the property being leased or rented pursuant to this Lease has not undergone inspection by a Certified Access Specialist (CASp). The foregoing verification is included in this Lease solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Landlord's and Tenant's respective responsibilities for compliance with construction-related accessibility standards as provided herein.

(d) Waste, Nuisance. Without limiting the generality of the other provisions of this Article, Tenant shall not cause, maintain, or allow any waste or nuisance in, on or about the Premises; permit on the Premises a substance or material which presents a fire, explosion or other hazard; permit noise or odors in the Premises which are objected to by Landlord, or allow noise, vibrations or odors to carry outside the Premises; receive, deliver or remove merchandise, supplies or equipment, or remove or store refuse, other than in areas approved in advance in writing by Landlord; use the Premises or permit anything to be done in, on, or about the Premises which will in any way conflict with any Laws, whether local, state or federal, now in force or which may hereafter be enacted or promulgated.

(e) Mold Prevention Practices. Because mold spores are present essentially everywhere and mold can grow in almost any moist location, Tenant acknowledges the necessity of adopting and enforcing good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in and around kitchen areas, janitorial closets, bathrooms, water fountains and other plumbing facilities and fixtures, break rooms, outside walls, doors, and windows, and in and around HVAC systems and associated drains) for the prevention of mold (such measures, "Mold Prevention Practices"). Tenant will, at its sole cost and expense, keep and maintain the Premises in good order and condition in accordance with the Mold Prevention Practices and acknowledges that the control of moisture, and prevention of mold within the Premises, are integral to its obligations under this Lease. Tenant, at its sole cost and expense, shall:

(i) Regularly monitor the Premises for the presence of mold and any conditions that reasonably can be expected to give rise to or be attributed to mold or fungus including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks or any other water collection or penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant's employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the "Mold Conditions"); and

(ii) Promptly notify Landlord in writing if it observes, suspects, has reason to believe mold or Mold Conditions in, at, or about the Premises or a surrounding area. In the event of suspected mold or Mold Conditions in, at, or about the Premises and surrounding areas, Landlord may cause an inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if mold or Mold Conditions are present in, at, or about the Premises. Such inspection will be at Landlord's sole expense, unless a Mold Condition is discovered.

(iii) Tenant hereby releases and relieves Landlord from any and all liability for bodily injury and damage to property, waives any and all claims against Landlord and assumes all risk of personal injury and property damage related to or allegedly caused by or associated with any

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mold or Mold Conditions in or on the Premises existing on the Commencement Date or arising thereafter.

(f) Roof Access. Tenant shall have access to the roof of the Building at all times.

(g) Roof Top Equipment. Tenant, at its sole cost and expense, shall have the right to install, maintain, and from time to time replace one or more satellites dishes or other equipment (the "Roof Top Equipment") on the roof of the Building, provided that prior to commencing any installation or maintenance, Tenant shall (i) obtain Landlord's prior approval of the proposed size, weight and location of the Roof Top Equipment and method for fastening all such equipment to the roof, which approval shall not be unreasonably withheld (ii) such installation and/or replacement shall comply strictly with all Laws and the conditions of any bond or warranty maintained by Landlord on the roof, and (iii) obtain, at Tenant's sole cost and expense, any necessary federal, state, and municipal permits, licenses and approvals, and deliver copies thereof to Landlord. Landlord may supervise or perform any roof penetration related to the installation of all Roof Top Equipment, and Landlord may charge the cost thereof to Tenant. Tenant agrees that all installation, construction and maintenance shall be performed in a neat, responsible, and workmanlike manner, using generally acceptable construction standards, consistent with such reasonable requirements as shall be imposed by Landlord. Tenant further agrees to label each cable or wire placed by Tenant in the telecommunications pathways of the Building, with identification information as reasonably required by Landlord. Tenant shall repair any damage to the Building caused by Tenant's installation, maintenance, replacement, use or removal of the Roof Top Equipment. The Roof Top Equipment shall remain the property of Tenant, and Tenant may remove the Roof Top Equipment at its cost at any time during the Term. Tenant shall remove the Roof Top Equipment at Tenant's cost and expense upon the expiration or tennination of this Lease. Landlord makes no warranty or representation that the Building or any portions thereof are suitable for the use any Roof Top Equipment, it being assumed that Tenant has satisfied itself thereof. Tenant shall protect, defend, indemnify and hold harmless Landlord and Landlord's Agents from and against claims, damages, liabilities, costs and expenses of every kind and nature, including reasonable attorneys' fees, incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, replacement, use or removal ofthe RoofTop Equipment.

10. ACCEPTANCE OF PREMISES

By its execution hereof, Tenant acknowledges that it had the opportunity to fully inspect the Premises. By accepting Landlord's delivery of the Premises, Tenant accepts the Premises as suitable for Tenant's intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.

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11. SURRENDER

Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the premises to Landlord (a) in good condition and repair (damage by acts of God, fire, and normal wear and tear excepted), and (b) otherwise in accordance with Paragraph 33(b)(iii). Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant's Property (as hereinafter defined) and Tenant's signage from the Premises, the Building and the Project and repair, patch, repair and repaint to match any damage caused by such removal, and (ii) Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant's expense to remove any or all Alterations (but not any of the Tenant Improvements or Alterations that have, been approved, or may subsequently be approved by the Landlord ) and to repair any damage caused by such removal. Notwithstanding the foregoing, Landlord shall notify Tenant, at the time of Landlord's consent, which Alterations shall be removed. Any of Tenant's Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord.

12. ALTERATIONS AND ADDITIONS

(a) In General. Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an "Alteration" and collectively as the "Alterations") to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to any Alteration which affects the structural portions of the Premises, the Building or the Project or the Systems serving the Premises. Notwithstanding the foregoing, Tenant may make any Alterations, without Landlord's consent (but with written notice prior to commencement and with evidence of payment in a lien-free manner to be provided upon completion), that do not affect any structural portions of the Premises, the Building or the Project or the Systems serving the Premises, that are decorative or cosmetic in nature, and which have an aggregate cost that does not exceed
$75,000.00 in any six (6) month period. Except to the extent approved in advance by Landlord in writing and subject to conformance with all San Francisco Planning and Building Department requirements, in no event shall any work or Alteration by Tenant alter the exterior appearance of the Building or disrupt any ground or soil within the Project, without Landlord’s consent.

(b) Requirements. Any Alteration to the Premises shall be at Tenant's sole cost and expense, in compliance with all applicable Laws and codes (including the International Building Code and code work applicable to the Base Building Work), and all requirements requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for

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the Premises or the Project or any part thereof, and in accordance with plans and specifications approved in, writing by Landlord, and shall be constructed and installed by a contractor approved in writing by Landlord, which approval shall not be unreasonably withheld. In connection with any Alteration, Tenant shall deliver plans and specifications therefor to Landlord. As a further condition to giving consent, with respect to any project with an anticipated cost in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a payment and performance bond in form acceptable to Landlord, in a principal amount not less than the estimated costs of such Alterations, to ensure Landlord against any liability for mechanics' and materialmen's liens and to ensure completion of work. Before Alterations may begin, valid building permits or other required approvals, permits or licenses must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its reasonable costs (including, without limitation, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction, and shall pay a logistical coordination fee to Landlord in an amount equal to five percent (5%) of the total costs of any Alterations upon completion of the same . Tenant shall maintain during the course of construction, at its sole cost and expense, builders' risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractors procure and maintain in full force and effect during the course of construction a "broad form" commercial general liability policy of insurance, including bodily injury and property damage liability, naming Landlord, Tenant, any property manager designated by Landlord and Landlord's lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) each occurrence not less than Three Million Dollars ($3,000,000.00) in the aggregate. Such policy shall contain a severability of interest clause or a cross liability endorsement. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the state in which the Premises are located for the issuance of such type of insurance coverage and rated A-:VIII or better in Best's Key Rating Guide. Such requirements are in addition to Tenant's insurance obligations set forth in Article 14 below.

(c) Landlord's Property. All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building, shall at once be and become the property of Landlord, and shall not be deemed Tenant's Property.

(d) Cable Installation. Except to the extent included in the initial Tenant Improvements, no private telephone systems and/or other related computer or telecommunications equipment or lines may be installed without Landlord's prior written consent, which consent shall not be unreasonably withheld. If Landlord gives such consent, all equipment must be installed within the Premises and, at the request of Landlord made at any time at least thirty (30) days prior to the

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expiration of the Term, removed upon the expiration or sooner termination of this Lease and the Premises restored to the same condition as before such installation.

(e) Heat Producing Equipment. Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord, which permission shall not be unreasonably withheld. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.

(f) Notice. Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

(g) No Liens. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably foreseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Project by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Project promptly.

13. MAINTENANCE AND REPAIRS OF PREMISES

(a) Maintenance by Tenant. Throughout the Term, Tenant shall, at its sole expense, subject to Landlord's obligations as set forth in Paragraphs 13(b) hereof, (i) keep and maintain in good order and condition the interior and exterior of the Building, including, but not limited to, the roof covering, lighting and Systems, and Tenant's Property, (ii) keep and maintain in good order and condition, repair and replace all of Tenant's security systems in or about or serving the Premises, (iii) maintain and replace all specialty lamps, bulbs, starters and ballasts, and (iv) keep and maintenance in good order and condition the exterior of the Premises, including the roof covering, pavement, sidewalks, landscaping, sprinkler system, sidewalks, driveways, curbs, lighting, and exterior of the Building, including, but not limited to , by repairing and painting over any vandalism and any defacement of Building; and (v) to the extent of any damage caused by Tenant, the roof membrane, structural portions of interior and exterior walls, and window repairs. Tenant shall not do nor shall Tenant allow Tenant Parties to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project. In connection with the foregoing Tenant shall (i) cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm reasonably approved by Landlord in writing; (ii) procure annual maintenance contracts for the HVAC system and elevators and implement any maintenance recommendations of the service providers under such annual maintenance contracts, (iv) engage licensed pest control service providers to service the Building

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on a reasonable basis; and (iv) cause annual roof inspections to be performed by a licensed roofing contractor selected by Tenant, and shall implement any maintenance recommendations of such roofing contractor. All such contractors and providers shall be reasonably acceptable to Landlord and Tenant shall provide Landlord with copies of all such contracts and related reports and correspondence.

(b) Maintenance by Landlord.

(i) Subject to the provisions of Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense, agrees to: (I) repair and maintain the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls); (2) repair or replace the Base Building due to latent defects in the initial construction of the Building for which Tenant is not liable under this Lease; (3) perform warranty repairs of any defects in Base Building Work; (4) perform normal capital level repairs and replacement of major Systems such as roof membrane, Base Building HVAC, plumbing and electrical (and major components of same) unless such capital level replacement costs are due to damages caused by Tenant or accelerated Systems deterioration due to Tenant's management and operations of such Systems.

(c) Capital Replacement of Base Building and Building Systems. Notwithstanding the provisions of Section 13(a) above, to the extent that the Base Building or Building Systems that Tenant would otherwise be required to maintain require replacement that would be considered a capital expense item under "Generally Accepted Accounting Principles" ("GAAP"), Tenant shall notify Landlord in writing. Upon confirmation of the need for such replacement, Landlord shall perform the necessary replacement (collectively, the "Amortized Landlord Replacements"). The cost of the Amortized Landlord Replacement shall include the cost of compliance with any Applicable Laws in connection with the completion of such replacement. The cost of each Amortized Landlord Replacement shall be amortized from the date of substantial completion of the Amortized Landlord Replacement over the useful life of each such Amortized Landlord Replacement, as determined in accordance with GAAP (the "Useful Life"), together with interest at eight percent (8%) per annum, in equal monthly installments. Upon written notice from Landlord of the date of substantial completion of each Amortized Landlord Replacement and the amount of the monthly installments, Tenant shall pay on the first (1st) day of the calendar month that is thirty (30) days after such written notice is given and on the first (1st) day of each subsequent month during the Useful Life of such Amortized Landlord Replacement during the then Term and for any Extension Term, the amount of such equal monthly installment, which shall be in addition to the Base Rent. The first (1st) payment by Tenant shall include the monthly payment(s), if any, in the amortization period to, but not including, the due date for the first (1st) payment by Tenant.

(d) Additional Rent Payable by Tenant. Expenses incurred by Landlord for the following items shall be paid by Tenant as Additional Rent within thirty (30) days after demand:

(i)     Capital improvements to the Building required by government agencies not "triggered" by Tenant's particular use or any Tenant Improvements or Alterations performed by

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or for Tenant, but only to the extent of the capital improvements annual cost as amortized over the useful life of the capital improvement in accordance with generally accepted accounting principles.

(ii) Capital improvements to the Building required by government agencies and "triggered" by Tenant's particular use or any Tenant Improvements or Alterations performed by or for Tenant other than the initial Tenant Improvements.

(iii) Increases in Landlord's insurance over the Base Year.

(iv) Increases in Property Tax over Base Year and any future public bond assessments. Tenant shall not be exempt from any Property Tax reassessment during the Lease Term or extensions thereof.
(v)     Amortized Landlord Replacements, as provided in Section 13(c) above. Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the
Building and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant Parties and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Landlord's obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.

(e) Tenant's Waiver of Rights. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(1), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

14. LANDLORD'S INSURANCE

Landlord shall purchase and keep in force (a) commercial general liability insurance policies in an amount not less than One Million Dollars ($1,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) aggregate, including bodily injury, products and completed operations coverage, and not less than Two Million Dollars ($2,000,000.00) in excess liability coverage, (b) fire, extended coverage and "all risk" insurance covering the Building and the Project in amounts not less than the full insurance replacement value, and (c) at Landlord's option, earthquake and flood insurance with customary limits and deductibles. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Building and the Project. Landlord may maintain "Loss of Rents" insurance, insuring that the Rent will be paid in a timely

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manner to Landlord for a period of at least twelve (12) months if the Premises, the Building or the Project or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.

15. TENANT'S INSURANCE

(a) Commercial General Liability Insurance. Tenant shall, at Tenant's expense, maintain in full force and effect during the Term of this Lease, commercial general liability insurance, including bodily injury, property damage, products, completed operations and contractual liability covering Tenant's operations and activities at the Premises, insuring Tenant, and naming Landlord, and Landlord's lenders as additional insureds (collectively, "Landlord's Insureds"). The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) each occurrence and in the amount of not less than Five Million Dollars ($5,000,000.00) in the aggregate, for bodily injury, personal injury, death, contractual liability (which shall include coverage for Tenant's indemnification obligations in this Lease), products/completed operations liability, business interruption insurance, and property damage. Coverage shall contain a severability of interest clause or a cross liability endorsement.

(b) Property Insurance. Tenant shall, at Tenant's expense, maintain in full force and effect during the Term of this Lease, All-Risk insurance with valuation basis for the full replacement cost, providing coverage for all of Tenant's personal property, furniture, furnishings, trade fixtures and equipment (including cabling) at the Premises (collectively, "Tenant's Property") as well as any Alterations, Tenant Improvements constructed pursuant to Exhibit B, if any, and any other improvements constructed by Tenant. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the property so insured. Landlord will not carry insurance on any of Tenant's possessions.

(c) Worker's Compensation Insurance; Employer's Liability Insurance. Tenant shall, at Tenant's expense, maintain in full force and effect during the Term of this Lease, worker's compensation insurance with not less than the minimum limits required by law, and employer's liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000.00).

(d) Automobile Liability. Tenant shall, at Tenant's expense, maintain in full force and effect during the Term of this Lease, Commercial Automobile Liability insurance providing coverage for any Tenant-Owned Autos, Non-Owned and Hired Autos and used in the conduct of its business. Such policy shall be in the amount of no less than One Million Dollars ($1,000,000.00) Combined Single Limit.

(e) Policy Requirements and Evidence of Coverage. Landlord may from time to time require reasonable increases in the limits of any policy required hereunder if Landlord believes that such additional coverage is necessary or desirable. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15 shall contain a deductible greater than Twenty-Five Thousand Dollars ($25,000.00). No policy shall be cancelable or subject to reduction of coverage without thirty (30) days' prior written notice to Landlord or 10 days for non-payment. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an

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insurance company authorized to do business in the state in which the Premises are located for the issuance of such type of insurance coverage and rated A-:VIII or better in Best's Key Rating Guide. Tenant shall deliver to Landlord certificates of insurance and all endorsements required herein to be maintained by Tenant at the time of execution of this Lease by Tenant. Tenant shall, at least fifteen (15) days prior to expiration of each policy, furnish Landlord with certificates of renewal thereof.

16. INDEMNIFICATION

Except to the extent caused by the gross negligence or willful misconduct of Landlord and the Landlord Parties, Tenant shall defend, protect, indemnify and hold harmless Landlord and the Landlord Parties, against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees, costs and disbursements) arising from (1) the use of, or any activity done, permitted or suffered in or about, the Premises (2) any activity done, permitted or suffered by Tenant or Tenant Parties in or about the Building or the Project, and (3) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant Parties, or from any breach or default in the terms of this Lease by Tenant or Tenant Parties, and (4) any action or proceeding brought on account of any matter in items (1), (2) or (3). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and the Landlord Parties from responsibility for, waives its entire claim of recovery for and assumes all risk of (i) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except to the extent is caused by the gross negligence or willful misconduct of Landlord or the Landlord Parties), or (ii) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 16 shall survive any termination of this Lease. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

17. SUBROGATION

Landlord and Tenant hereby mutually waive any claim against the other and the Landlord Parties or Tenant Parties, as applicable, for any loss or damage to any of their property located on or about the Premises, the Building or the Project that is caused by or results from perils covered by property insurance carried by the respective parties (or that would have been so covered if the waiving party had carried the insurance required hereunder), to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party shall immediately notify its insurer, if required by such insurer, in writing, of the terms of these mutual waivers and have their insurance policies endorsed, if necessary, to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

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18. SIGNS

Subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant, at Tenant's sole cost and expense, subject to all applicable Laws and Tenant's receipt of all permits and approvals, shall have the exclusive right to install building signs on the Building in locations and size(s) that shall be in accordance all Applicable Laws. Landlord, at no cost or expense to Landlord, shall cooperate with Tenant in securing permits, variances and all other necessary approvals to install exterior signage on the Building, including signage that may not be permitted as of the Commencement Date but which is requested by Tenant and reasonably acceptable to Landlord.

During the Term, Tenant, at Tenant's sole cost and expense, shall install and maintain all such signage in good repair. Tenant shall remove any sign, advertisement or notice placed on the Premises, the Building or the Project by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair, patch and repaint to match any damage or injury to the Premises, the Building or the Project caused thereby, all at Tenant's expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises, the Building or the Project at Tenant's sole cost and expense.

19. FREE FROM LIENS

Tenant shall keep the Premises, free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, reasonable attorneys' fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, from mechanics' and materialmen's liens. Tenant shall give to Landlord at least five (5) business days' prior written notice of commencement of any repair or construction on the Premises with a cost in excess of Fifty Thousand Dollars ($50,000.00).

20. ENTRY BY LANDLORD

(a) In General. Tenant shall permit the Landlord and the Landlord Parties to enter into and upon the Premises at all reasonable times, upon reasonable notice of not less than 24 hours (except in the case of an emergency, for which no notice shall be required), and subject to Tenant's reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers or lenders or to provide services, alter, improve, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the sole active gross negligence or willful misconduct of

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Landlord); Tenant shall permit Landlord to post notices of non-responsibility and ordinary "for sale" or "for lease" signs. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction or constructive eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise reasonably deems such closure necessary.

21. DESTRUCTION AND DAMAGE

(a) If the Project or the Premises are damaged by fire or other perils covered by extended coverage insurance, Tenant shall give Landlord prompt notice thereof. Landlord shall provide notice of its estimated time to restore the Premises within ninety (90) days after such notice.

(i) In the event of Major Damage or Destruction that Landlord estimates will take in excess of two hundred seventy days to repair, either Landlord or Tenant may elect to terminate this Lease by written notice to the other party given within thirty (30) days after the date of Landlord's notice of the estimated time to restore, in which case this Lease shall be deemed to have terminated as of the Casualty Discovery Date. As used herein "Major Damage or Destruction" shall mean damage or destruction of all or of any portion of the improvements constructed by Landlord on the Project, if the hard costs of restoring such portion of the improvements will exceed twenty-five percent (25%) of the hard cost of replacing all such improvements in their entirety. To the extent neither party terminates this Lease, Landlord shall commence promptly to repair and restore the Premises and prosecute the same diligently to completion, and the Lease shall remain in full force and effect.

(ii) In the event of damage other than Major Damage or Destruction for which Landlord will receive insurance proceeds sufficient to cover the costs to repair and restore such damage plus deductibles, and, if the damage may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within two hundred seventy (270) days from the Casualty Discovery Date, then subject to applicable Laws, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event this Lease shall continue in full force and effect. If such repair and restoration requires longer than two hundred seventy (270) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration plus deductibles, Landlord may elect either to so repair and restore, in which event this Lease shall continue in full force and effect, or not to repair or restore, in which event this Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within ninety (90) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the Casualty Discovery Date.

(iii) Notwithstanding anything to the contrary contained in this Paragraph, in the event of damage to the Premises occurring during the last twelve (12) months of the Term, and the Building cannot be substantially used by Tenant and the damage cannot be repaired or restored within sixty (60) days, either Landlord or Tenant may elect to terminate this Lease by written notice of such election given to the other, within thirty (30) days after the Casualty Discovery Date.

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(b) If the Premises are damaged by any peril not fully covered by insurance proceeds to be received by Landlord (except for any amounts applicable to a deductible), and the cost to repair such damage exceeds $125,000 and any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within one hundred eighty (180) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant's ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

(c) Notwithstanding anything to the contrary in this Paragraph 21, Landlord shall have the option to terminate this Lease, exercisable by notice to Tenant within sixty (60) days after the Casualty Discovery Date, in each ofthe following instances:

(i) If the Building or any portion thereof is damaged or destroyed and the repair and restoration of such damage requires longer than two hundred seventy (270) days from the Casualty Discovery Date.

(ii) If the Building or the Project or any portion thereof is damaged or destroyed and the insurance proceeds therefor (when added to any deductible plus $125,000) are not sufficient to cover the costs of repair and restoration, regardless of whether or not the Premises is destroyed, unless the difference is covered by Tenant.

(d) In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant's use of the Premises is impaired during the period of such repair or restoration; provided, however, that Tenant shall not be entitled to such abatement to the extent that any action or inaction of Tenant or Tenant Parties resulted in the denial of rental interruption insurance, if any. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and the Landlord Parties from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

(e) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore the Premises substantially to their condition existing as of the Commencement Date; and Tenant shall promptly repair and restore, at Tenant's expense, the Tenant Improvements and any Alterations.

(f)     Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction ofthe leased premises, and

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the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 21 shall govern exclusively in case of such destruction.

22. CONDEMNATION

(a) If the whole or any material part of the Premises, the Building, the Project is permanently taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a "Condemnation"), and (i) such Condemnation renders the Premises, the Building, the Project unsuitable, in Landlord's reasonable opinion, for the purposes for which they were constructed; or (ii) the Premises, the Building, the Project cannot be repaired, restored or replaced at a reasonable expense to an economically profitable unit, then Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If twenty-five percent (25%) or more of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable (in Landlord's reasonable opinion) for the conduct of Tenant's business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within ninety (90) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and the Landlord Parties from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation, whether permanent or temporary, or the repair or restoration of the Premises, the Building or the Project following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises, the Building or the Project, and any other applicable law now or hereafter enacted, are hereby waived by Tenant.

(b) Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant's relocation expenses or the value of Tenant's Property (specifically excluding components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of

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Landlord, including without limitation fixtures and Alterations), provided that such award does not reduce any award otherwise allocable or payable to Landlord.

23. ASSIGNMENT AND SUBLETTING

(a) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably as set forth below in this Paragraph 23, provided that Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder. Except in connection with an offering of shares to the public on a nationally recognized exchange, a transfer of greater than a fifty percent (50%) interest (whether stock, partnership interest, membership interest or otherwise) of Tenant, either in one (1) transaction or a series of transactions shall be deemed to be an assignment under this Lease. Notwithstanding anything to the contrary contained in Paragraph 23(a), Tenant may, subject to Landlord's prior written consent, but without Landlord's having any rights pursuant to clause (1) or (2) of Paragraph 23(b) below, and without the payment of any amounts pursuant to this Paragraph 23, sublet the Premises or assign this Lease to a Tenant Affiliate, provided that (i) Tenant shall give not less than five (5) business days' prior written notice thereof to Landlord (to the extent such notice is permitted by applicable Law), (ii) Tenant shall continue to be fully obligated under this Lease, (iii) any such assignee or sublessee shall expressly assume and agree to perform all the terms and conditions of this Lease to be performed by Tenant (but with respect to a sublease, only with respect to that portion of the Premises that is the subject of the sublease and excluding all rental obligations of Tenant hereunder), and (iv) such Tenant Affiliate has a tangible net worth (determined in accordance with GAAP) equal to or greater than the tangible net worth of Tenant as of the date of the proposed assignment. As used herein, "Tenant Affiliate" means (A) an entity controlling, controlled by or under common control with Tenant, (B) a successor entity related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (C) a purchaser of all or substantially all of Tenant's assets located in the Premises; and a party shall be deemed to "control" another party for purposes of the definition contained in the aforesaid clause (A) only if the first party owns more than fifty percent (50%) of the stock or other beneficial interests of the second party. In addition to the foregoing, any assignee of Tenant must have a tangible net worth (determined in accordance with GAAP) sufficient, in Landlord's reasonable opinion, to enable it to perform its obligations under the Lease.

(b) When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and three (3) years' prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited (to the extent available) and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within fifteen (15) days of receipt of the foregoing, to (1) terminate this Lease as of the commencement date stated

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in the proposed assignment or sublease if the sublease is for more than fifty percent (50%) of the Premises, (2) sublease or take an assignment, as the case may be, from Tenant of the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, provided that (A) such consent shall not be unreasonably withheld so long as Tenant is not then in Default under this Lease nor is any event then occurring which, with the giving of notice or the passage of time, or both, would constitute a Default hereunder, and (B) as a condition to providing such consent, Landlord may require attornment from the proposed subtenant on terms and conditions acceptable to Landlord. In the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (1) and (2), respectively, then Landlord shall have the additional right to negotiate directly with Tenant's proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement.

(c) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) whether the use to be made of the Premises by the proposed subtenant or assignee will comply with the Permitted Use, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building and Project services than imposed by Tenant, (2) the business reputation of the proposed individuals who will be managing and operating the business operations of the proposed assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant, and (3) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above or with any other lease which restricts the use to which any space in the Building or the Project may be put, (ii) the proposed assignment or sublease requires alterations, improvements or additions to the Premises or portions thereof, (iii) the portion of the Premises proposed to be sublet is irregular in shape and/or does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, and (iv) the proposed sublessee or assignee is either a governmental or quasi-governmental agency or instrumentality thereof.

(d) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the excess, if any, of (1) the rent and any additional rent payable by the assignee or sublessee to Tenant, minus (2) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease after deducting Tenant's reasonable marketing costs, real estate commissions, attorneys' fees, improvement costs and any other costs directly associated with the sublet or assignment of the Premises, amortized over the life of the sublease in the case

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of a sublease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord's prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord's collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant.

(e) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignment or subletting).

(f) Tenant shall pay Landlord's reasonable fees not to exceed $1,000.00 plus the reasonable fees of Landlord's counsel), incurred in connection with Landlord's review and processing of documents regarding any proposed assignment or sublease.

(g) A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord's consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

(h) Notwithstanding anything in this Lease to the contrary, in the event Landlord consents to an assignment or subletting by Tenant in accordance with the terms of this Paragraph 23, Tenant's assignee or subtenant shall have no right to further assign this Lease or any interest therein or thereunder or to further sublease all or any portion of the Premises without the prior written consent of Landlord, in its sole and absolute discretion. In furtherance of the foregoing, Tenant acknowledges and agrees on behalf of itself and any assignee or subtenant claiming under it (and any such assignee or subtenant by accepting such assignment or sublease shall be deemed to acknowledge and agree) that no sub-subleases or further assignments of this Lease shall be permitted at any time without the prior written consent of Landlord.

(i) If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after a Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 23, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express consent of Landlord to

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any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 23.

G) Each subletting and/or assignment pursuant to this Paragraph shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease and each of the covenants, agreements, terms, provisions and conditions of this Lease shall be automatically incorporated therein. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar fee in connection with the proposed assignment or sublease.

(k) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant's ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that this Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

24. DEFAULT

The occurrence of any one of the following events shall constitute a default on the part of
Tenant ("Default"):

(a) The vacation or abandonment of the Premises by Tenant for a period of thirty (30) consecutive days or any vacation or abandonment of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse in each of the foregoing cases irrespective of whether or not Tenant is then in monetary default under this Lease. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

(b) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) days after the same is due;

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(c) The filing of a voluntary petition in bankruptcy by Tenant, the filing by Tenant of a voluntary petition for an arrangement, the filing by or against Tenant of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant, said involuntary petition remaining undischarged for a period of sixty (60) days;

(d) Receivership, attachment, or other judicial seizure of substantially all of Tenant's assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

(e) Death or disability of Tenant, if Tenant is a natural person, or the failure by Tenant to maintain its legal existence, if Tenant is a corporation, partnership, limited liability company, trust or other legal entity;

(f) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 31 or 32 or 43, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and in the manner required by Paragraph 41;

(g) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord's consent thereto;

(h) Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 7 above;

(i) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events ofDefault in subparagraphs (b), (h), (k) or (I) herein or any other subparagraphs of this Paragraph 24, which shall be governed by the notice and cure periods set forth in such other subparagraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within sixty (60) days after the giving of the aforesaid written notice;

G) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. "Chronic delinquency" means failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months;

(k) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease;

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(I) Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within ten (10) days after the date such lien or encumbrance is filed or recorded against the Project or any part thereof;

(m) Any failure by Tenant to promptly remove, abate or remedy any Hazardous Materials located in, on or about the Premises or the Building in connection with any failure by Tenant to comply with Tenant's obligations under Paragraph 33;

(n) Tenant's failure to commence business operations in the Premises within one hundred eighty (180) days following the Commencement Date, subject to delays beyond Tenant's reasonable control (other than financial difficulty); and

(o) Any representation of Tenant herein or in any financial statement or other materials provided by Tenant or any guarantor of Tenant's obligations under this Lease shall prove to be untrue or inaccurate in any material respect, or any such financial statements or other materials shall have omitted any material fact.

25. LANDLORD'S REMEDIES

(a) Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may terminate this Lease immediately and all rights of Tenant hereunder by giving written notice to Tenant of such intention to terminate. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other pertinent present or future Law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder. If Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(i) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(ii) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of

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reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rental rate applied hereunder; and (D) any concession made or paid by Landlord for the benefit of Tenant including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances, if any, and any outstanding balance (principal and accrued interest) of any tenant improvement loan), or assumptions by Landlord of any of Tenant's previous lease obligations; plus

(v) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(vi) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

(vii) As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

(b) Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided that Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 25(b), the following acts by Landlord will not constitute the termination of Tenant's right to possession of the Premises:

(i) Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof, or

(ii)     The appointment of a receiver upon the initiative of Landlord to protect
Landlord's interest under this Lease or in the Premises.

(c) Termination. No action by Landlord shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(d) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

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(e) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

26. LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

(a) Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord's option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant Parties.

(b) Without limiting the rights of Landlord under Paragraph 26(a) above, Landlord shall have the right at Landlord's option, without any obligation to do so, to perform any of Tenant's covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as determined by Landlord in its sole and absolute judgment, or if Landlord otherwise determines in its sole discretion that such performance is necessary or desirable for the proper management and operation of the Building or the Project.

(c) If Landlord performs any of Tenant's obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (i) twelve percent (12%) per annum, or (ii) the highest rate permitted by applicable law.

27. ATTORNEYS'FEES

(a) Prevailing Party. If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount

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included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

(b) Collection Costs. Without limiting the generality of Paragraph 27(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid and not cured within any applicable cure period by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord reasonable and actual attorneys' fees, regardless of the fact that no legal action may be commenced or filed by Landlord.

28. TAXES

Tenant shall be liable for and shall pay directly to the taxing authority, prior to delinquency, all taxes levied against Tenant's Property. If any Alteration installed by Tenant pursuant to Paragraph 12 or any of Tenant's Property is assessed and taxed with the Project or the Building, Tenant shall pay such taxes to Landlord within thirty (30) days after delivery to Tenant of a statement therefor.

29. CONFIDENTIALITY

Tenant acknowledges that the terms and conditions of this Lease are and shall remain confidential. Tenant shall not reveal such terms and conditions to any third party (excepting only statements issued to either party's attorneys, accountants and financial advisors, and statements otherwise required by law or in connection with an assignment, sublease or other transferee, so long as the receiving party is advised of the confidential nature of the information and agrees to keep the same confidential.

30. EFFECT OF CONVEYANCE

In the event of any Transfer by Landlord of its entire interest in the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the transferee of such interest, that the transferee of Landlord's interest in the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

31. TENANT'S ESTOPPEL CERTIFICATE

From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an Estoppel Certificate in substantially the form attached hereto as Exhibit E and with any other statements reasonably requested by Landlord or its designee. Any such Estoppel Certificate may be relied upon by a prospective transferee of Landlord's interest or a mortgagee of (or holder of a deed of trust encumbering) Landlord's interest or assignment of any mortgage or deed of trust upon Landlord's interest in the Premises. If Tenant fails to provide such certificate within ten (10) business days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord's election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of

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any information supplied by Landlord to a prospective purchaser or mortgagee or deed of trust holder.

32. SUBORDINATION

(a) Landlord shall use commercially reasonable efforts to obtain a subordination, non disturbance, and attornment agreement ("SNDA ') from its lender, in the form of Exhibit F attached hereto. Notwithstanding the foregoing, this Lease is subject and subordinate to all present and future ground or underlying leases of the Project and to the lien of any mortgages or trust deeds, now or hereafter in force against the Project and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn so long as Tenant has been offered a commercially reasonable SNDA on such entity's standard form, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale if so requested to do so by such party, and to recognize such party as the lessor under this Lease. Tenant covenants and agrees that in the event of cancellation or termination of any ground lease or underlying lease in accordance with its terms or by surrender thereof, whether voluntary, involuntary or by operation of law, and provided that the lessor under any such ground lease or underlying lease has either approved this Lease in writing or notified Tenant in writing of its election to cause Tenant to attorn to it upon cancellation or termination of such ground lease or underlying lease, then this Lease shall not be cancelled or terminated as a result of the cancellation or termination of such ground lease or underlying lease, but Tenant shall make full and complete attornment to the lessor under any such ground lease or underlying lease for the balance of the term hereof with the same force and effect as though this Lease were originally made directly from the lessor under any such ground lease or underlying lease to Tenant. Following Tenant's attornment to purchaser upon any foreclosure sale or any lessor under any ground lease or underlying lease as set forth above (a "Successor Landlord"), this Lease shall continue in full force and effect as a direct lease between Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one (1) month's Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or predecessor in interest). Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any mortgages, trust deeds, ground leases or underlying leases and Tenant's obligation to attorn to any holder of any mortgage or deed of trust or any lessor under any ground lease or underlying lease, subject to the provisions of this Paragraph 32. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale.

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33. ENVIRONMENTAL COVENANTS

(a) Definitions.

(i) As used in this Lease, the term "Hazardous Materials" means (i) any substance or material that is included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "pollutant," "contaminant," "hazardous waste," or "solid waste" in any Environmental Law; (ii) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (iii) polychlorinated biphenyls (PCBs); (iv) asbestos and asbestos containing materials (whether friable or non-friable); (v) lead and lead based paint or other lead containing materials (whether friable or non-friable); (vi) urea formaldehyde; (vii) microbiological pollutants; (viii) batteries or liquid solvents or similar chemicals; (ix) radon gas; and (x) mildew, fungus, mold, bacteria and/or other organic spore material, whether or not airborne, colonizing, amplifying or otherwise.

(ii) As used in this Lease, the term "Environmental Laws" means all statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations, schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials including, but not limited to, the: Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; Clean Air Act, 42 U.S.C. 7401 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. "Environmental Laws" shall include any statutory or common law that has developed or develops in the future regarding mold, fungus, microbiological pollutants, mildew, bacteria and/or other organic spore material. "Environmental Law" shall not include laws relating to industrial hygiene or worker safety, except to the extent that such laws address asbestos and asbestos containing materials (whether friable or non-friable) or lead and lead based paint or other lead containing materials.

(b) Tenant Obligations.

(i) During its use and occupancy of the Premises Tenant will not permit Hazardous Materials to be present on or about the Premises except for normal quantities of cleaning and other business supplies customarily used and stored in an office and that it will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials. Notwithstanding anything herein to the contrary in no event shall Tenant permit any pesticides, insecticides or herbicides to be stored, used, or disposed in on or about the Premises without the prior written consent of Landlord.

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(ii) If Tenant's use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the Project, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (i) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (ii) any additional requirements of Landlord that are necessary, in Landlord's sole discretion, to protect the value of the Premises or the Project. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems necessary, in Landlord's sole discretion, to protect the value of the Premises or the Project. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant promptly upon demand. If Tenant knows, or has reasonable cause to believe, that a Hazardous Material has been released, discharged or disposed of in, on, under or about the Premises, then Tenant shall promptly give written notice of such fact to Landlord and shall promptly give Landlord a copy of any statement, report or notice concerning such event that Tenant has in its possession or control.

(iii) Upon reasonable notice to Tenant not less than 24 hours' notice (except in the case of emergency), Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord's part to inspect the Premises, or liability on the part of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

(iv) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of Hazardous Materials caused or permitted by any of the Tenant Parties and in a condition which complies with all Environmental Laws and any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project. Tenant's obligations and liabilities pursuant to this Paragraph 33 shall be in addition to any other surrender requirements in this Lease and shall survive the expiration or earlier termination of this Lease. If it is reasonably determined by Landlord that the condition of all or any portion of the Premises, the Building, and/or the Project is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including, without limitation, all Environmental Laws due to the violation of Tenant of the provisions of this Lease, at the expiration or earlier termination of this Lease, then at Landlord's sole option, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term "normal wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, and/or the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord's consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Paragraph 36 below.

(v) Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in

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value of the Premises or the Project, damages due to loss or restriction of rentable or usable space, and damages due to any adverse impact on marketing of the space and any and all sums paid for settlement of claims), liabilities and expenses (including, without limitation, reasonable attorneys', consultants', and experts' fees) incurred by Landlord during or after the term of this Lease and attributable to (i) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant Parties, or resulting from the action or inaction of Tenant or Tenant Parties, or (ii) Tenant's breach of any provision of this Paragraph 33. This indemnification includes, without limitation, any and all costs incurred by Landlord due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.

(c) Landlord Obligations and Disclosures.

(i) Landlord, at Landlord's sole cost and expense, shall remove any Hazardous Materials required to be removed in connection with the Base Building Work and shall indemnify and hold Tenant harmless (including reasonable attorneys' fees) from any future action which shall occur as a result of the presence of Hazardous Materials existent prior to the Commencement Date, except to the extent introduced to the Premises or exacerbated by Tenant or any Tenant Party.

(ii) To the extent any Hazardous Materials remain in place in accordance with applicable Law (e.g., any legally entombed older roof membranes), Landlord shall remain responsible for removing the same if and when required to be removed by Law, or Landlord otherwise elects to remove the same.

(iii) Landlord hereby discloses that underground tanks holding unknown substances were discovered in 1997 and were removed under consultant and government supervision and the work "signed off' as complete removal and restoration.

(d) Survival. The provisions of this Paragraph 33 shall survive the expiration or earlier termination of this Lease.

34. NOTICES

All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or nationally recognized overnight courier, addressed to the addressee at Tenant's Address or Landlord's Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord's property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above. Nothing contained in this Paragraph 34 shall be deemed to limit any alternative method of notification to Tenant as may be permitted under applicable law,

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including without limitation the provisions of Section 1161, et seq. of the California Code of Civil Procedure or any successor statute hereinafter enacted.

35. WAIVER

The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

36. HOLDING OVER

Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord's remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, that in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 11 and 33(b)(ii), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys' fees and costs.

37. SUCCESSORS AND ASSIGNS

The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

38. TIME

Time is of the essence of this Lease and each and every term, condition and provision herein.

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39. BROKERS

Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Brokers specified in the Basic Lease Information in the negotiating or making of this Lease. Landlord shall be responsible for payment of Landlord's Broker, if any, pursuant to separate written agreements, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys' fees, incurred by the indemnified party in conjunction with any other claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.

40. LIMITATION OF LIABILITY

In the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises Tenant's remedies shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest in the Building of the then-current Landlord or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the "Landlord Affiliates" in connection with the Project, the Building or the Premises. For purposes of this Lease, "Landlord Affiliates" shall mean, collectively, Landlord, its partners, shareholders, members, officers, directors, employees, investment advisors, or any successor in interest of any of them. Neither Landlord, nor any of the Landlord Affiliates shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 40 shall inure to the benefit of Landlord's and the Landlord Affiliates' present and future partners, beneficiaries, officers, directors, trustees, shareholders, members, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member in Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Affiliates shall be liable under any circumstances for injury or damage to, or interference with Tenant's business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this paragraph shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

41. REMOVED.

42. RULES AND REGULATIONS

Tenant shall comply with the rules and regulations attached hereto as Exhibit D, along with any modifications, amendments and supplements thereto, and such reasonable rules and regulations as Landlord may adopt, from time to time, for the orderly and proper operation of the Project (collectively, the "Rules and Regulations"). The Rules and Regulations may include, but shall not be limited to, the following: (a) restrictions on parking; and (b) regulation of the

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removal, storage and disposal of Tenant's refuse and other rubbish. The then-current Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said Rules and Regulations.

43. MORTGAGEE PROTECTION

(a) Modifications for Lender. If, in connection with obtaining financing for the Project or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided that such modifications do not materially adversely affect Tenant's rights or increase Tenant's obligations under this Lease.

(b) Rights to Cure. Tenant shall give to any trust deed or mortgage holder ("Holder"), by a method provided for in Paragraph 34 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that, if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional reasonable period within which to cure such default, or if such default cannot be cured without Holder pursuing its remedies against Landlord, then such additional time as may be necessary to commence and complete a foreclosure proceeding, provided that Holder commences and thereafter diligently pursues the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

44. ENTIRE AGREEMENT

This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.

45. INTEREST

Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within three (3) days from when the same is due shall bear interest from

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42

the date such payment was originally due under this Lease until paid at the lesser of (a) an annual rate equal to the maximum rate of interest permitted by law, or (b) twelve percent (12%) per annum. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and reasonable attorneys' fees incurred by Landlord in collection of such amounts.

46. GOVERNING LAW; CONSTRUCTION

This Lease shall be construed and interpreted in accordance with the laws of state in which the Premises is located. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

47. NAME OF BUILDING

In the event Landlord chooses to change the name or address of the Building and/or the Project, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant's receipt of written notification from Landlord of said change.

48. JURY TRIAL WAIVER

To the extent now or hereafter permitted by law, Tenant hereby waives any right to trial by jury with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Building or the Project or any part thereof, or (ii) to which Landlord is a party. Tenant hereby agrees that this Lease constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631, and Tenant does hereby constitute and appoint Landlord its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Tenant does hereby authorize and empower Landlord, in the name, place and stead of Tenant, to file this Lease with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

49. RECORDATION

Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by any one acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

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50. FORCE MAJEURE

Any prevention, delay or stoppage due to fire or other casualty, strikes, lockouts, or other labor disturbances, shortage of equipment or materials, governmental requirements, power shortages or outages, acts or omissions of the other party to this Lease, or other causes beyond the reasonable control of Landlord or Tenant as the case may be, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a "Force Majeure"), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance as caused by a Force Majeure.

51. ACCEPTANCE

This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant and Landlord's receipt of any Security Deposit and the Prepaid Base Rent.

52. COUNTERPART/SIGNATURES

This Lease Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature on this Lease Agreement or an amendment to this Lease Agreement sent by electronic means shall be valid and binding. A party sending a signature by electronic means shall pr.omptly.send an executed original counterpart of the document to the other party by mail or couner service.

53. BIKE STORAGE

Tenant may install and maintain a bike storage facility on the Premises (collectively, the "Bike Storage Facility"), at a location reasonably approved by Landlord on the Premises subject to the following conditions: (i) Tenant shall provide, install and maintain the Bike Storage Facility at its sole cost and expense; (ii) Tenant shall submit to Landlord for its review and approval (which approval shall not be unreasonably withheld, conditioned or delayed) detailed plans and specifications for the Bike Storage Facility and shall install the Bike Storage Facility pursuant to the plans and specifications approved by Landlord, in a good and workmanlike manner and in accordance with the reasonable direction of Landlord relative thereto; (iii) Tenant shall obtain all the necessary permits and approvals which may be required from all lawful authorities to erect and install the Bike Storage Facility. Tenant may continue to keep and maintain the Bike Storage Facility throughout the Term of this Lease and any renewals or extension thereof. Landlord shall cooperate with Tenant, at Tenant's sole cost and expense, to secure any permits which may be required for the Bike Storage Facility.

54. PETS

Subject to the provisions of this Paragraph 54, Tenant shall be permitted to bring non aggressive, fully vaccinated domesticated dogs that are kept by Tenant's employees as pets, into the Premises. This right is subject to the following:

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(a) All dogs are to be kept under control at all times. While outside the Building, all dogs are to be kept on leads. No dogs are to be left unaccompanied while outside of the Building. No dogs may be kept at the Premises overnight.

(b) Upon request by Landlord, copies of current vaccination records for all dogs shall be provided to Landlord.

(c) Tenant shall be responsible for any cleaning costs or other costs, repairs and regular maintenance and restoration which may arise from the dogs' presence in the Premises, including performing regular pest control services.
(d) Tenant shall be liable for any and all acts which any dog may undertake (e.g., biting). (e) Tenant shall be responsible for immediately removing any dog waste and excrement from the Premises.

(f) In no case shall the total number of dogs in the Premises exceed 1 (one) dog per 10,000 square feet.

(g) Any damage, wear and tear or corrective action arising from dogs in the Building shall be deemed to be in excess of normal wear and tear and shall be corrected by Tenant at its expense at the expiration or termination of this Lease, including if reasonably required, the fumigation or other treatment to eliminate fleas and other pests from the Building.

55. RENEWAL OPTION (WITH FMV RENT)

(a) Exercise of Options. Provided Tenant is in occupancy of at least two full floors of the Building and is not in default (beyond applicable notice and grace periods) pursuant to any of the terms and conditions of this Lease, at the date of both the Expiration Date and the effective date of the Option (as defined below), Tenant shall have the option (the "Option") to renew this Lease for an additional sixty (60) month period (the "Extension Term") commencing on the date following the Expiration Date upon the terms and conditions contained in this Paragraph 55. To exercise the Option, Tenant shall give Landlord notice (the "Extension Notice") of intent to exercise said Option not less than nine (9) months and not more than fifteen (15) months prior to the date on which the Extension Term which is the subject of the notice will commence. The notice shall be given as provided in Paragraph 34 hereof. In the event Tenant exercises the Option, this Lease will terminate in its entirety at the end of the Extension Term and Tenant will have no further option to renew or extend the Term of this Lease.

(b) Procedures for Determining Prevailing Market Rate.

(i) If Tenant timely exercises the Option, Landlord shall deliver to Tenant a good faith written proposal of the "Prevailing Market Rate" (as hereinafter defined) for the Premises for the Extension Term. Within thirty (30) days after receipt of Landlord's proposal, Tenant shall notify Landlord in writing that (A) Tenant accepts Landlord's proposal or (B) Tenant rejects Landlord's proposal. If Tenant does not give Landlord a timely notice in response to Landlord's proposal, Landlord's proposal of the Prevailing Market Rate for the Extension Term shall be deemed accepted by Tenant.

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(ii) If Tenant timely rejects Landlord's proposal, Landlord and Tenant shall first negotiate in good faith in an attempt to agree upon the Prevailing Market Rate for the Extension Term. If Landlord and Tenant are able to agree within thirty (30) days following Landlord's receipt of Tenant's notice rejecting Landlord's proposal (the "Negotiation Period"), such agreement shall constitute a determination of Prevailing Market Rate for purposes of this Paragraph. If Landlord and Tenant are unable to agree upon the Prevailing Market Rate during the Negotiation Period, then within thirty (30) days after expiration of the Negotiation Period, the parties shall meet and concurrently deliver to each other their respective written estimates of the Prevailing Market Rate for the Extension Term, supported by the reasons therefor (respectively, "Landlord's Determination" and "Tenant's Determination"). Landlord's Determination may be more or less than its initial proposal of Prevailing Market Rate. If either party fails to deliver its Determination in a timely manner, then the Prevailing Market Rate shall be the amount specified by the other party. If the higher of such Determinations is not more than one hundred five percent (105%) of the lower of such Determinations, then the Prevailing Market Rate shall be the average of the two Determinations. lfthe Prevailing Market Rate is not resolved by exchange of the Determinations, the Prevailing Market Rate shall be determined as follows, each party being bound to its Determination and such Determinations constituting the only two choices available to the Appraisal Panel (as hereinafter defined).

(iii) Within thirty (30) days after the parties exchange Landlord's and Tenant's Determinations, the parties shall each appoint a neutral and impartial appraiser who shall be certified as an MAl or ASA appraiser and shall have at least ten (10) years' experience, immediately prior to his or her appointment, as a real estate appraiser of office properties in the City of San Francisco, including significant experience appraising Comparable Buildings. For purposes hereof, an "MAl" appraiser means an individual who holds an MAl designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or, if there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, if there is no successor organization, the organization and designation most similar). If either Landlord or Tenant fails to appoint an appraiser within said thirty (30) day period, the Prevailing Market Rate for the Extension Term shall be the Determination of the other party who timely appointed an appraiser.

Landlord's and Tenant's appraisers shall work together in good faith to appoint a neutral or impartial third party appraiser within ten (10) business days, and notify both Landlord and Tenant of such selection. The three appraisers shall then work together in good faith to decide which of the two Determinations more closely reflects the Prevailing Market Rate of the Premises for the Extension Term. The Determination selected by such appraisers shall be binding upon Landlord and Tenant. If all three appraisers cannot agree upon which of the two Determinations more closely reflects the Prevailing Market Rate within thirty (30) days, the decision of a majority of the appraisers shall prevail.

(iv) Within five (5) days following notification of the identity of the third appraiser, Landlord and Tenant shall submit copies of Landlord's Determination and Tenant's Determination to the third appraiser. The three appraisers are referred to herein as the "Appraisal Panel." The Appraisal Panel, if it so elects, may conduct a hearing, at which Landlord and

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Tenant may each make supplemental oral and/or written presentations, with an opportunity for rebuttal by the other party and for questioning by the members of the Appraisal Panel. Within thirty (30) days following the appointment of the third appraiser, the Appraisal Panel, by majority vote, shall select either Landlord's Determination or Tenant's Determination as the Prevailing Market Rate of the Premises for the Extension Term, and shall have no right to propose a middle ground or to modify either of the two proposals or the provisions of this Lease. The decision of the Appraisal Panel shall be final and binding upon the parties, and may be enforced in accordance with the provisions of California law. In the event of the failure, refusal or inability of any member of the Appraisal Panel to act, a successor shall be appointed in the manner that applied to the selection of the member being replaced.

(v) Each party shall pay the fees and expenses of the appraiser appointed by such party, and one-half of the fees and expenses of the third appraiser and the expenses incident to the proceedings of the Appraisal Panel (excluding attorneys' fees and similar expenses of the parties which shall be borne separately by each of the parties).

(c) Prevailing Market Rate. As used in this Lease, the phrase "Prevailing Market Rate" means the amount that a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would agree upon at arm's length as Base Rent for the Premises for the Extension Term, as of the commencement of the Extension Term. The Prevailing Market Rate shall be based upon non-sublease, non-encumbered, non-equity lease transactions recently entered into for space in the Building and in Comparable Buildings ("Comparison Leases") and may include periodic increases. Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (i) the length of the Extension Term compared to the lease term of the Comparison Leases; (ii) rental structure, including additional rent, and taking into consideration any "base year"; (iii) the size of the Premises compared to the size of the premises under the Comparison Leases; (iv) utility, location, floor levels, views and efficiencies of the floor(s) of the Premises compared to the premises under the Comparison Leases; (v) the age and quality of construction of the Building; (vi) the value of existing leasehold improvements to Tenant; and (vii) the financial condition and credit history of Tenant compared to the tenants under the Comparison Leases. In determining the Prevailing Market Rate, no consideration shall be given to (i) any rental abatement period granted to tenants in Comparison Leases in connection with the design and construction of tenant improvements, (ii) whether Landlord or the landlords under Comparison Leases are paying real estate brokerage commissions in connection with Tenant's exercise of the Extension Option or in connection with the Comparison Leases, and (iii) moving allowances paid. For purposes of this Paragraph, "Comparable Buildings" mean those buildings located in the vicinity ofthe Building.

In no event shall the Prevailing Market Rent be less than ninety percent (90%) the Base Rent paid by Tenant during the twelve months of the Lease Term immediately preceding the Extension Term.

(d) Option is Personal. The rights contained in this Paragraph 55 shall be personal to the Tenant and shall not be transferable to any assignee, sub-lessee or other transferee (other than a Tenant Affiliate) of Tenant's interest in this Lease and may only be exercised by the Tenant or a

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Tenant Affiliate if the Tenant or a Tenant Affiliate occupies at least two (2) full floors of the Building at the Expiration Date and at the commencement of the Extension Term.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

LANDLORD:	CIVITAS EQUITY FUND I, LLC, a California limited liability company
By: /s/ Douglas Dahlin
Name: Douglas Dahlin Title: Manager
TENANT:	Cloudflare, Inc. a Delaware corporation
By: /s/ Matthew Prince
Name: Matthew Prince Title: CEO, Cloudflare, Inc.

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48

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EXHIBIT A

DIAGRAM OF THE PREMISES

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A-1

EXHIBIT B
TENANT WORK LETTER

REMOVED.

INTRODUCTION
SECTIONS 1 & 2
PAGES B-1 TO B-3

REMOVED.

3. CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner approved by Landlord, which approval shall not be unreasonably withheld or delayed (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants approved by Landlord (the "Engineers"), which approval shall not be unreasonably withheld or delayed, to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply at a minimum with Landlord's Specifications and shall be in a drawing format reasonably acceptable to Landlord, however, as provided in Section 3.3 below, in order to expedite plans and construction, Tenant may submit for Landlord's review the Engineered Drawings separately from the Architectural Drawings. Landlord's review of the Construction Drawings as set forth

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in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith, except to the extent that Landlord has specifically requested a modification to the Construction Drawings as a condition to Landlord's approval of the Construction Drawings, and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. Furthermore, Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building drawings, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Each time Landlord is granted the right to review, consent or approve the Construction Drawings or any component thereof (collectively, "Consent"), such Consent shall not be unreasonably withheld, conditioned or delayed.

3.2 Final Space Plan. Tenant and the Architect shall prepare the final space plan for the Tenant Improvements (the "Final Space Plan"), and shall deliver the Final Space Plan to Landlord for Landlord's approval. The Final Space Plan shall show all corridors, internal and external offices and partitions, and exiting. Landlord shall, within five (5) business days after Landlord's receipt of the Final Space Plan (i) approve the Final Space Plan, (ii) approve the Final Space Plan subject to specified conditions to be complied with when the Final Working Drawings are submitted by Tenant to Landlord, or (iii) disapprove the Final Space Plan and return the same to Tenant with requested revisions. Any failure by Landlord to respond to Tenant's request for approval shall be deemed a disapproval. If Landlord disapproves the Final Space Plan, Tenant may resubmit the Final Space Plan to Landlord at any time, and Landlord shall approve or disapprove of the resubmitted Final Space Plan, based upon the criteria set forth in this Section 3.2, within five (5) business days after Landlord receives such resubmitted Final Space Plan. Such procedures shall be repeated until the Final Space Plan is approved. The Final Space Plan may be provided by Tenant to Landlord in one or more stages and at one or more times and the time periods set forth herein shall apply to each portion submitted

3.3 Completion ofConstructionDrawings. Once Landlord has approved the Final Space Plan, Tenant, the Architect and the Engineers shall complete the Construction Drawings for the Premises in a form which is sufficient to allow contractors to bid on the work and to obtain applicable permits and shall submit such Construction Drawings to Landlord for Landlord's approval. Such Construction Drawings may be submitted in one or more stages at one or more times, provided that Tenant shall ultimately supply Landlord with four (4) completed copies signed by Tenant of such Construction Drawings. Landlord shall, within ten (10) business days after Landlord's receipt of each stage of the Construction Drawings, either (i) approve the Construction Drawings, (ii) approve the Construction Drawings subject to specified conditions which must be stated in a reasonably clear and complete manner to be satisfied by Tenant prior to submitting the Approved Construction Drawings for permits as set forth in Section 3.4 below of this Tenant Work Letter, or (iii) disapprove and return the Construction Drawings to Tenant with requested revisions. Any failure by Landlord to respond to Tenant's request for approval shall be deemed a disapproval. If Landlord disapproves the Construction Drawings, Tenant may

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resubmit the Construction Drawings to Landlord at any time, and Landlord shall approve or disapprove the resubmitted Construction Drawings, based upon the criteria set forth in this Section 3.3, within five (5) business days after Landlord receives such resubmitted Construction Drawings. Such procedure shall be repeated until the Construction Drawings are approved.

3.4 Approved Construction Drawings. The Construction Drawings for the Tenant Improvements shall be approved by Landlord (the "Approved Construction Drawings") prior to the commencement of construction of the Tenant Improvements. In the event that Tenant shall submit the Construction Drawings to Landlord in more than one stage, Landlord shall be entitled to approve a stage and to subsequently disapprove of such stage, provided that a problem is found to exist which is evident only following Landlord's review of subsequent drawings. Upon receipt of Landlord's approval, Tenant shall submit the Approved Construction Drawings to the appropriate municipal authorities for all applicable building permits required in connection with the construction of the Tenant Improvements ("Permits"). Tenant shall be responsible for obtaining all such Permits; provided, however, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process. Tenant shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any Permits or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in performing ministerial acts reasonably necessary to enable Tenant to obtain any such Permits or certificate of occupancy. No material changes, modifications or alterations in the Approved Construction Drawings may be made without the prior written consent of Landlord pursuant to the terms of Section 3.5 below. Tenant shall pursue its Permits with all due diligence.

3.5 Change Orders. In the event Tenant desires to change the Approved Construction Drawings, Tenant shall deliver notice (the "Drawing Change Notice") of the same to Landlord, setting forth in detail the changes (the "Tenant Change") Tenant desires to make to the Approved Construction Drawings. Landlord shall, within four (4) business days of receipt of a Drawing Change Notice either (i) approve the Tenant Change, or (ii) disapprove the Tenant Change and deliver a notice to Tenant specifying in reasonably sufficient detail the reasons for Landlord's disapproval. Any failure by Landlord to respond to Tenant's request for approval shall be deemed a disapproval. Any additional costs which arise in connection with such Tenant Change shall be paid by Tenant; provided, however, that to the extent the Tenant Improvement Allowance has not been depleted, such payment shall be made out of the Tenant Improvement Allowance.

4. CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1    Tenant's Selection of Contractors.

(a) The Contractor. Tenant shall retain a licensed general contractor (the "Contractor") pre-approved by Landlord, which approval shall not be unreasonably withheld or delayed, prior to Tenant causing the Contractor to construct the Tenant Improvements.

(b) Tenant's Contractors. The Contractor, Contractor's subcontractors, and all major trade subcontractors and suppliers used by Tenant (such major trade subcontractors and material

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suppliers along with all other laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, provided that, subject to the terms hereof, Tenant shall cause Landlord's designated structural, mechanical and life safety subcontractors to be retained in connection with the Tenant Improvements. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval. The Contractor and the Contractor's subcontractors (collectively, "Tenant's Contractors") and their respective workers shall conduct their activities in and around the Premises, the Building and the Project in a harmonious relationship with all other subcontractors, laborers, materialmen and supplies at the Premises, the Building and the Project.

4.2     Construction of Tenant Improvements by Tenant's Contractors.

(a) Construction Contract; Cost Budget. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2(a)(i) through 2.2(a)(vii) above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Costs"). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount (the "Over-Allowance Amount") equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord's option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in clauses (A), (B), (C) and (D) of Section 2.2(b)(i) above of this Tenant Work Letter, for Landlord's approval, prior to Tenant paying such costs.

(b) Tenant's Agents.

(i) Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agents' construction of the Tenant Improvements shall comply with the following: (A) the Tenant Improvements shall be constructed in material conformance with the Approved Construction Drawings; (B) Tenant and Tenant's Agents shall use commercially reasonable efforts not to interfere with, obstruct, or delay, the work of

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Landlord's Base Building contractor and subcontractors with respect to the Base Building or any other work at the Project; (C) Tenant's Contractors shall submit schedules of all work relating to the Tenant Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant and Tenant's Contractors of any changes which are reasonably necessary thereto in order to avoid interference with Landlord's work and Tenant's Contractors shall adhere to such corrected schedule; and (D) Tenant shall abide by all construction guidelines and reasonable rules made by Landlord's Building manager with respect to any matter, within reason, in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

(ii) Indemnity. Tenant's indemnity of Landlord as set forth, qualified and conditioned in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. The waivers of subrogation set forth in this Lease pertaining to property damage shall be fully applicable to damage to property arising as a result of any work performed pursuant to the terms of this Tenant Work Letter and Tenant shall be excused from its indemnification obligation to the extent Landlord's damage is covered by insurance required to be carried by Landlord under the Lease and as to which the waiver of subrogation is applicable.

(iii) Requirements of Tenant's Agents. Tenant's Contractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Tenant's Contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the Commencement Date. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

(iv) Insurance Requirements.

(A) General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease (provided that the limits of liability to be carried by Tenant's Agents and Contractor, shall be in an amount which is customary for such respective Tenant's Agents employed by tenants constructing improvements in the Comparable Buildings), and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors.

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(B) Special Coverages. Contractor shall carry "Builder's All Risk" insurance, in an amount approved by Landlord but not more than the amount of the Contract, covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord (to the extent they are generally required by landlords of Comparable Buildings) and shall be in a form and with companies as are required to be carried by Tenant pursuant to the terms of this Lease.

(C) General Terms. Certificates for all insurance carried pursuant to this Section 4.2(b)(iv) shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the Project. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days' prior notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof and this Lease is not terminated, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the completion of the Tenant Improvements. All such insurance relating to property, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2(b)(ii) of this Tenant Work Letter and Tenant's right with respect to the waiver of subrogation.

(c) Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) all Laws; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; (iii) the applicable standards of the then current International Building Code; (iv) building material manufacturer's specifications; and (v) Landlord's "green building" requirements and/or its "savings by design" criteria as the same relate to interior lighting (collectively, the "Code").

(d) Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all reasonable times; provided, however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. In the event that Landlord should disapprove any portion of the Tenant Improvements during an inspection, Landlord shall notify Tenant in writing within a reasonable time of such inspection of such disapproval and shall specify in reasonably sufficient detail the items disapproved. Any defects or deviations in, and/or disapprovals in accordance herewith by Landlord of, the Tenant Improvements shall be rectified by Tenant at Tenant's expense and at no additional expense to Landlord; provided, however, that in the event Landlord determines that a defect or deviation exists or reasonably disapproves of any matter in connection with any portion of the Tenant Improvements, Landlord may, following notice to Tenant and a reasonable period

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of time for Tenant to cure, take such action as Landlord deems necessary to correct the same, at Tenant's expense, and at no additional expense to Landlord, and without incurring any liability on Landlord's part.

(e) Meetings. Commencing upon the execution of this Lease, Tenant shall hold periodic meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location reasonably designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

(f) Timing. Tenant shall use its best, good faith, efforts and all due diligence to (i) cooperate with the Landlord to complete all phases of the space planning process, preparation of the Approved Construction Documents, estimating and bidding, and the permitting process in order to receive the Permits and be prepared to start Tenant Improvements upon the Commencement Date; (ii) coordinate Tenant's pre-commencement construction schedule with Landlord's Base Building Work construction schedule; and (iii) proceed with its work expeditiously, continuously and efficiently, and shall use its diligent efforts to complete the same within One Hundred and Twenty (120) days after the Commencement Date.

4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall prepare a Notice of Completion, which Landlord shall execute if factually correct, and Tenant shall cause such Notice of Completion to be recorded in the office of the Recorder of the City and County of San Francisco in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Construction Drawings as necessary to reflect all changes made to the Approved Construction Drawings during the course of construction, (B) to certify to the best of their knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) CO-ROMs of such updated Approved Construction Drawings, in CADD format, within thirty (30) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

5. MISCELLANEOUS

5.1 Tenant's Representative. Tenant shall designate in writing its representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

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5.2 Landlord's Representative. Landlord has designated Doug Dahlin and Karl Danielson as its representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4 Tenant's Lease Default. Notwithstanding any terms to the contrary contained in this Lease, if Tenant is in default of this Lease (including, without limitation, this Tenant Work Letter) at any time on or before the completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be suspended until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the completion of the Tenant Improvements caused by such inaction by Landlord). Notwithstanding the forgoing, if a default by Tenant is cured, forgiven or waived, Landlord's suspended obligations shall be fully reinstated and resumed, effective immediately.

5.5 No Miscellaneous Charge. During the Tenant Improvement construction period and move-in, Landlord shall provide commercially reasonable use of freight elevators and/or loading docks during the Business Hours and commercially reasonable use of water, electricity and restrooms to the extent utilized in connection with the construction of the Tenant Improvements, subject to such policies and procedures as Landlord shall prescribe.

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EXHIBIT B-1

BASE BUILDING STANDARDS

The Building shall be delivered by Landlord to Tenant in "warm shell" with improvements and materials as follows (collectively, the "Base Building Work"):

Description of Original Building:

1.     The Building is a reinforced concrete structure with window bays on three sides, and attached at a common concrete wall on the southwest side. It is three (3) stories above ground and a single story Lower Level. The Townsend Street (northwest) side First Floor is approximately flush with the sidewalk. The Second Street (northeast) side First Floor is along a sloping sidewalk/street and is approximately flush with the sidewalk at Townsend Street and several feet above grade at the east comer and along the southeast side of the Building.

2.     The Building perimeter and the Lot property are the same on three sides (Southwest Common wall; Northwest Townsend Street; Northeast Second Street). Along the Southeast Building perimeter is an area of vacant land approximately 16 feet wide running the length of the Southeast wall. It is gated.

DESCRIPTION OF PHASE 1 IMPROVEMENT

REMOVED.

IMPROVEMENT

REMOVED.

SECTIONS OF B-1-1; PAGES B-1-2 & B-1-3

REMOVED.

B-1-12

09247\00I\4214879.v8

DAHLIN

101 TOWNSEND
SAN FRANCISCO
CALIFORNIA

BASEMENT

DRAWN

CHECK

DATE

SHEET

A2.0

TO BE MODIFIED TO REFLECT CLOUDFLARE CHANGES UP TO 11/1/2022

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B-1-4

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B-1-5

SECOND FLOOR

SECOND FLOOR PLAN

TO BE MODIFIED TO REFLECT CLOUDFLARE CHANGES UP TO 11/1/2022

DAHLIN

101 TOWNSEND
SAN FRANCISCO
CALIFORNIA

A2.

2

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B-1-6

DAHLIN

101 TOWNSEND
SAN FRANCISCO
CALIFORNIA

THIRD FLOOR

THIRD FLOOR PLAN

A2.3

TO BE MODIFIED TO REFLECT CLOUDFLARE CHANGES UP TO 11/1/2022

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B-1-7

EXHIBIT C

COMMENCEMENT AND EXPIRATION DATE MEMORANDUM

LANDLORD:     CIVITAS EQUITY FUND I, LLC

TENANT:     CLOUDFLARE, INC.

LEASE DATE:     November 1, 2022

PREMISES:     Located at 101 Townsend Street, San Francisco, California 94107

Tenant hereby accepts the Premises as being in the condition required under the Lease.

The Commencement Date of the Lease is hereby established as November 1, 2022 and the Expiration Date is October 31, 2027.

TENANT	CLOUDFLARE, INC. a Delaware corporation

By	/s/ Matthew Prince
Name	Matthew Prince
Title	CEO, Cloudflare, Inc.
By
Name
Title

Approved and Agreed:

LANDLORD	CIVITAS EQUITY FUND I, LLC, a California limited liability company

By	/s/ Douglas Dahlin
Name	Douglas Dahlin
Title	Manager

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C-1

EXHIBIT D

RULES AND REGULATIONS

This Exhibit, entitled "Rules and Regulations," is and shall constitute Exhibit D to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant for the Premises. The terms and conditions of this Exhibit D are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit D have the meanings ascribed to such terms in the Lease.

1.     Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.

2.     All window coverings installed by Tenant and visible from the outside of the building require the prior written approval of Landlord.

3.     Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustiblmaterials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 33 of the Lease.
4.     Tenant shall not alter any lock or install any new locks or bolts on any door at the
Premises without the prior consent of Landlord.

5.     Tenant shall not make any duplicate keys or key cards to the Premises or the Building without the prior consent of Landlord.

6.     Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

7.     Tenant shall not permit any animals, including, but not limited to, any household pets (but excluding service animals, which are permitted), to be brought or kept in or about the Premises, the Building, the Project, except as provided in the Lease.

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D-1

EXHIBIT E

FORM OF ESTOPPEL CERTIFICATE

CLOUDFLARE, INC., a Delaware corporation (herein "Tenant") hereby certifies to̲̲_____ , a_____ and its successors and assigns and any lender to any such party that (A) Tenant leases from CIVITAS EQUITY FUND I, LLC, a California limited liability company ("Landlord") approximately_____square feet of space (the "Premises") in_____pursuant to that certain Lease Agreement dated_____,_____by and between Landlord and Tenant, as amended by_____(collectively, the "Lease"), a true and correct copy of which is attached hereto as Exhibit A, and (B) as of the date hereof:

1. The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory Paragraph hereof.

2. Tenant is in actual occupancy of the Premises under the Lease and Tenant has accepted the same. Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of all tenant work required under the Lease and the making of any required payments or contributions therefor. Tenant is not entitled to any further payment or credit for tenant work.

3. The initial term of the lease commenced_____,_____ and shall expire _____,_____. Tenant has the following rights to renew or extend the term of the Lease or to expand the Premises:

4. Tenant has not paid any rentals or other payments more than one (1) month in advance except as follows:_____ .

5. Base Rent payable under the Lease is_____Dollars($_). Base Rent and Additional Rent have been paid through_____ ,_____. There currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease.

6. There are no concessions, bonuses, free months' rent, rebates or other matters affecting the rentals except as follows:_____.

7. No security or other deposit has been paid with respect to the Lease except as follows:

8. Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of the Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of rent except as follows:_____ . Tenant is not in default under any of the terms and conditions of the lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default.

9. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises except as follows: .
10. Tenant has no rights of first refusal or options to purchase the property of which the Premises is a part.

11. The Lease represents the entire agreement between the parties with respect to Tenant's right to use and occupy the Premises.

Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises.

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E-1

IN WITNESS WHEREOF, Tenant has caused this certificate to be executed this     day of ,2022

TENANT	CLOUDFLARE, INC. a Delaware corporation

By
Name
Title
By
Name
Title

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E-2

EXHIBIT F

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDJN(;REQU£S1'EI> BV ANI>
WHEN REC'ORDED MAlL TO:

WITNESSETH

THAT WHEREAS, Owner, as Landlord, did execute a Lease dated ______________ to Lessee, as Tenant, covering all that certain real property described in Exhibit "A" attached hereto and by this reference incorporated herein; and

WHEREAS, Owner has executed, or is about to execute, a deed of trust and note in the sum of ____________________ dated of even date herewith in favor of ______________ ______________, hereinafter referred to as "Lender", payable with interest and upon the terms and conditions described therein, which deed of trust is to be recorded concurrently herewith; and

WHEREAS, it is a condition precedent to obtaining said loan that said deed of trust above mentioned shall unconditionally be and remain at all times a lien or charge upon the land hereinbefore described, prior and superior to the Lease and leasehold interest of Lessee above mentioned; and

WHEREAS, Lender is willing to make said loan provided the deed of trust securing the same is a lien or charge upon the above-described property prior and superior to the Lease and leasehold interest of Lessee above mentioned and provided that Lessee will specifically and unconditionally subordinate the Lease and leasehold interest of Lessee above mentioned to the lien or charge of the deed of trust in favor of Lender; and

WHEREAS, it is to the mutual benefit of the parties hereto that Lender make such loan to Owner, and Lessee is willing that the deed of trust securing the same shall, when recorded, constitute a lien or charge upon said land which is unconditionally prior and superior to the Lease and leasehold interest of Lessee above mentioned.

NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, and in order to induce Lender to make the loan above referred to, it is hereby declared, understood and agreed as follows:

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F-1

L    That said deed of trust securing said note in favor of Lender, and any renewals or extensions thereof shall unconditionally be and remain at all times a lien or charge on the property therein described, prior and superior to the Lease, and leasehold interest of Lessee above mentioned.

2.     That Lender would not make its loan above described without this Agreement

3.    That this Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Lease and leasehold interest of Lessee above mentioned to the lien or charge of the deed of trust in favor of Lender above referred to, and shall supersede and cancel any prior agreements as to such, or my subordination, including, but not limited to, those provisions contained in the lease above mentioned, which may or do provide for the subordination of the Lease and leasehold interest of Lessee to a deed or deeds of trust or a mortgage or mortgages to be thereafter executed.

4.     Lessee declares, agrees and acknowledges that:
(a)    It consents to and approves
(i)     of all provisions of the note and deed of trust in favor of a. Lender above referred to,
and
(ii)    all agreements, including but not limited to any loan or escrow agreements, between Owner and Lender for the disbursement of the proceeds of Lender's loan;

(b)    Lender in making disbursements pursuant to any such agreement is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds and any application or use of such proceeds tor purposes other than those provided for in such agreement or agreements shall not defeat the suburdination herein made in whole or in part; and

(c)    It intentionally and unconditionally waives, relinquishes and subordinates the lease md leasehold interest above mentioned in favor of the lien or charge upon said land of the deed oftrust in favor of Lender above referred to and understands that in reliance upon, and in considemtion of, this waiver, relinquishment Jmd subordination specific loans and advances are being and will be made and, as part and parcel thereof, specific monetary and other obligations are being Jmd will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquislunent and subordination.

2

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F-2

5.     Notwithstanding the foregoing, Lessee and owner hereby agree and the recordation of this Agreement by or on behalf of Lender shall constitute Lender's agreement as follows:

(a)     In the event of foreclosure of said deed of trust, Lender will not join Lessee in any summary proceedings so long as Lessee is not in detault under any of the terms, covenants or conditions of the Lease.

(b)    It is the express intent of the parties hereto that a foreclosure of said deed of trust, the exercise of the power of sale- or the exercise of any other remedies provided therein, or provided in any other instruments securing the indebtedness secured by said deed of trust, or the delivery of a deed to the subject premises in lieu of foreclosure, shaU not, of itself, result in the termination of or othenvise affect the Lease, but Lender and any purcha er or other grantee upon foreclosure of said deed of trust or conveyance in lieu of foreclosure shall thereby automatically succeed to the position of Ov.ner under the Lease.

(c)    If, by dispossession, foreclosure, exercise of the power of sale, or otherwise, Lender, its successors or assigns, or any purchaser at a foreclosure sale, or otherwise shall come into possession of or become the owner of the premises demised by the Lease, such person shall succeed to the interest of Ovmer under the Lease, and, if no default then exists: tmder the tem1s, conditions and provisions of the Lease, the Lease shall remain in effect as a lease of said demised premises, together with all of the rights and privileges therein contained, between such person and Lessee for the balance of the term of the Lease between Owner and Lessee; Lessee agrees to attorn to and accept such person as Lessor under the Lease, and to be bound by and to perform all of the obligations imposed by the Lease upon the Lessee therein, and Lender, its successors or assigns, or any purchaser at a foreclosure or trustee's sale or otherwise will not disturb the possession of Lessee, and will be bound by all of the obligations imposed by the Lease upon the Lessor therein; provided, however, that Lender, or any purchaser at a foreclosure or trustee's sale or otherwise shall not be:

(i)     Liable for any act or omission of a prior lessor (including 0\\.ncr); or

(ii)         sul{jcct to any offsets or defenses which Lessee might have against any prior lessor (including Owner); or

(ii)    bound by any rent or additional rent which Lessee might have paid in advance to any prior lessor (including Owner) for any period beyond the month in which the foreclosure, sale termination or conveyance occurs; or

(iv)     bound by any agreement or modification of the Lease made without t11c consent of Lender.

(d)    Upon the written request of either Lessee or Lender given to the other at the time of a foreclosure of said deed of trust or sale under pmver of sale therein conooned or conveyance in lieu of foreclo.;.'Ure, and if no default then exists under the terms, conditions and provisions of the Lease, Lessee and lender agree to execute a lease of the premises demised by the Lease upon the same terms and conditions as the Lease between Ov.ner and Lessee, which lease shall <.-'Over any unexpired tenn of the Lease existing prior to such foreclosure, trustee's sale or conveyance in lieu of foreclosure.

6.    This Agreement shall be binding upon and inure to the benefit of Lender and the parties hereto and their respective successors and assigns upon recordation by or on behalf of Lender.

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F-3

NOTICE: This subordination agreement contains a provision which allows the person obligated on the real property which you lease to obtain a loan a portion of which may be expended for other purposes than improvement of the land.

OWNER:
By
Its
LESSEE:
By
Its
BENEFICIARY:
WESTAMERICA BANK,
By
Its

(ALL SIGNATURES MUST BE ACKNOWLEDGED AND NOTARIZED)

09247100114214879. v8

F-4